Exhibit 23(b)









                                       April 27, 1998


Insilco Corporation
425 Metro Place North
Dublin, OH 43017

      We hereby consent to the reference to the opinion of our Firm in the Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       LAZARD FRERES & CO. LLC



                                       By /s/ Steven J. Golub
                                          ----------------------
                                          Steven J. Golub
                                          Managing Director